Exhibit 8.1

Exhibit 8.1 - List of Subsidiaries of Santander UK plc as at 31 December 2014

1.	Company Name	Domicile
2.	2 & 3 Triton Limited	United Kingdom
3.	A & L CF (Guernsey) Limited	Guernsey
4.	A & L CF (Jersey) Limited	Jersey
5.	A & L CF December (1) Limited	United Kingdom
6.	A & L CF December (10) Limited	United Kingdom
7.	A & L CF December (11) Limited	United Kingdom
8.	A & L CF June (2) Limited	United Kingdom
9.	A & L CF June (3) Limited	United Kingdom
10.	A & L CF March (5) Limited	United Kingdom
11.	A & L CF March (6) Limited	United Kingdom
12.	A & L CF September (3) Limited	United Kingdom
13.	A & L CF September (4) Limited	United Kingdom
14.	A&L Services Limited	Isle of Man
15.	Abbey Business Services (India) Private Limited	India
16.	Abbey Covered Bonds LLP	United Kingdom
17.	Abbey National (America) Holdings Inc.	United States
18.	Abbey National (America) Holdings Limited	United Kingdom
19.	Abbey National Beta Investments Limited	United Kingdom
20.	Abbey National Business Office Equipment Leasing Limited	United Kingdom
21.	Abbey National Capital LP I	United States
22.	Abbey National Capital Trust I	United States
23.	Abbey National International Limited	Jersey
24.	Abbey National Nominees Limited	United Kingdom
25.	Abbey National North America Holdings Limited	United Kingdom
26.	Abbey National North America LLC	United States
27.	Abbey National Pension (Escrow Services) Limited	United Kingdom
28.	Abbey National PLP (UK) Limited	United Kingdom
29.	Abbey National Property Investments	United Kingdom
30.	Abbey National Securities Inc.	United States
31.	Abbey National Treasury Investments	United Kingdom
32.	Abbey National Treasury Services Investments Limited	United Kingdom

33.	Abbey National Treasury Services Overseas Holdings	United Kingdom
34.	Abbey National Treasury Services plc	United Kingdom
35.	Abbey National UK Investments	United Kingdom
36.	Abbey Stockbrokers (Nominees) Limited	United Kingdom
37.	Abbey Stockbrokers Limited	United Kingdom
38.	Alliance & Leicester Cash Solutions Limited	United Kingdom
39.	Alliance & Leicester Commercial Bank plc	United Kingdom
40.	Alliance & Leicester Investments (Derivatives) Limited	United Kingdom
41.	Alliance & Leicester Investments (No.2) Limited	United Kingdom
42.	Alliance & Leicester Investments Limited	United Kingdom
43.	Alliance & Leicester Personal Finance Limited	United Kingdom
44.	Alliance & Leicester Limited	United Kingdom
45.	ALIL Services Limited	Isle of Man
46.	AN (123) Limited	United Kingdom
47.	ANITCO LIMITED	United Kingdom
48.	Carfax (Guernsey) Limited	Guernsey
49.	Cater Allen Holdings Limited	United Kingdom
50.	Cater Allen International Limited	United Kingdom
51.	Cater Allen Limited	United Kingdom
52.	Cater Allen Lloyd’s Holdings Limited	United Kingdom
53.	Cater Allen Syndicate Management Limited	United Kingdom
54.	First National Motor Business Limited	United Kingdom
55.	First National Motor Contracts Limited	United Kingdom
56.	First National Motor Facilities Limited	United Kingdom
57.	First National Motor Finance Limited	United Kingdom
58.	First National Motor Leasing Limited	United Kingdom
59.	First National Motor plc	United Kingdom
60.	First National Tricity Finance Limited	United Kingdom
61.	Hyundai Capital UK Limited	United Kingdom
62.	Insurance Funding Solutions Limited	United Kingdom
63.	Liquidity Limited	United Kingdom
64.	PSA Finance UK Limited	United Kingdom
65.	PSA UK Number 1 plc	United Kingdom

66.	Santander (UK) Group Pension Scheme Trustees Limited	United Kingdom
67.	Santander Asset Finance (December) Limited	United Kingdom
68.	Santander Asset Finance plc	United Kingdom
69.	Santander Cards Ireland Limited	Ireland
70.	Santander Cards Limited	United Kingdom
71.	Santander Cards UK Limited	United Kingdom
72.	Santander Consumer (UK) plc	United Kingdom
73.	Santander Consumer Credit Services Limited	United Kingdom
74.	Santander Equity Investments Limited	United Kingdom
75.	Santander Estates Limited	United Kingdom
76.	Santander Global Consumer Finance Limited	United Kingdom
77.	Santander Guarantee Company	United Kingdom
78.	Santander Lending Limited	United Kingdom
79.	Santander Private Banking UK Limited	United Kingdom
80.	Santander Secretariat Services Limited	United Kingdom
81.	Santander UK Foundation Limited	United Kingdom
82.	Sheppards Moneybrokers Limited	United Kingdom
83.	Solarlaser Limited	United Kingdom
84.	Sovereign Spirit Limited	Bermuda
85.	The Alliance & Leicester Corporation Limited	United Kingdom
86.	Tuttle & Son Limited	United Kingdom
87.	Viking Collection Services Limited	United Kingdom
88.	Whitewick Limited	Jersey
89.	Santander Fintech Limited	United Kingdom
90.	Santander ISA Managers Limited	United Kingdom
91.	Abbey Covered Bonds (LM) Limited	United Kingdom